Exhibit 10.2
ELECTRONIC ARTS INC.
2000 EMPLOYEE STOCK PURCHASE PLAN
As Amended by the Stockholders on July 28, 2016
As Amended by the Board of Directors on November 19, 2021
1. Establishment of Plan. Electronic Arts Inc., a Delaware corporation (the “Company”), proposes to grant options for purchase of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to eligible employees of the Company and its Subsidiaries (as hereinafter defined) pursuant to this 2000 Employee Stock Purchase Plan (the “Plan”). For purposes of this Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall feature two components: (i) offerings of purchase rights under the Plan that are intended to qualify as  an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section) for participants employed by the Company and by Subsidiaries located in the U.S., and (ii) offerings of purchase rights under the Plan that are not intended to qualify under Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee. Unless otherwise determined by the Committee (as defined below), each offering under the Plan in which eligible employees of one or more Designated Subsidiaries (as defined below) may participate shall be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such offering are identical, and the provisions of the Plan shall separately apply to each offering. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of 28,300,000 shares of Common Stock are reserved for issuance under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan. For the avoidance of any doubt, up to the maximum number of shares of Common Stock reserved under this Section 1 may be used to satisfy purchases under the Section 423 component of the Plan. Such shares of Common Stock may be authorized but unissued shares, treasury shares or shares purchased in the open market.
2. Purposes. The purpose of the Plan is to provide employees of the Company and its Subsidiaries designated by the Committee (as defined below) as eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Subsidiaries, and to provide an incentive for continued employment.
3. Administration.
(a) This Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or a committee appointed by the Board (the “Committee”), which Committee, to the extent required under applicable law, shall consist of not less than three (3) persons (who are members of the Board), each of whom is a disinterested director. As used in this Plan, references to the “Committee” shall mean either the committee appointed by the Board to administer this Plan or the Board. Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, if applicable, all questions of interpretation or application of the Plan shall be determined by the Committee and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
(b) To the extent not prohibited by applicable law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, or to one or more officers or other employees or groups of employees of the Company as it deems necessary, appropriate, or advisable under conditions or limitations that it may set at or after the time of delegation. Any action undertaken in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee. Any such delegation may be revoked by the Committee at any time.
4. Eligibility. Any employee of the Company and, to the extent designated by the Committee pursuant to Section 27 of the Plan, a Subsidiary of the Company (a “Designated Subsidiary”), is eligible to participate in an Offering Period (as hereinafter defined) under the Plan, except the following:
(a) employees who are not employed by the Company or its Designated Subsidiaries on the first (1st) day of the enrollment period for such Offering Period;
(b) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the

Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and
(c) employees who would, by virtue of their participation in such Offering Period, be participating simultaneously in more than one Offering Period under the Plan; and
(d) for employees of the Company and Designated Subsidiaries located in the U.S., the following would not be eligible to participate in an Offering Period:
(i) employees who are customarily employed for less than 20 hours per week; and
(ii) employees who are customarily employed for less than five (5) months in a calendar year.
5. Offering Dates. The Offering Periods of the Plan (each, an “Offering Period”) shall be of twelve (12) months duration commencing on February 16th and August 16th of each year (or the first trading day after the 16th if the 16th is a non-trading day) and ending on February 15th and August 15th (or the last trading day prior to the 15th if the 15th is a non-trading day) of the following year, beginning with the Offering Period starting on August 16, 2016. The first trading day of each Offering Period is referred to as the “Offering Date.” Each Offering Period shall consist of two (2) six-month purchase periods (individually, a “Purchase Period”), during which payroll deductions of the participant are accumulated under the Plan. Each such six-month Purchase Period shall commence on February 16th or August 16th of an Offering Period (or the first trading day after the 16th if the 16th is a non-trading day) and shall end on August 15th or February 15th (or the last trading day prior to the 15th if the 15th is a non-trading day), respectively (each a “Purchase Date”). The Committee shall have the power to change the commencement date and/or duration of Offering Periods or Purchase Periods without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period or Purchase Period, as the case may be, to be affected.
6. Participation in the Plan. Eligible employees may become participants in an Offering Period under the Plan on the first Offering Date after satisfying the eligibility requirements by submitting a subscription agreement authorizing payroll deductions to the Company’s or Designated Subsidiary’s (whichever employs such employee) payroll department (the “payroll department”) not later than the last day of the enrollment period for such Offering Period, unless a later time for submitting the subscription agreement is set by the Committee for all eligible employees with respect to a given Offering Period. An eligible employee who does not submit a subscription agreement to the payroll department by such date after becoming eligible to participate in such Offering Period under the Plan shall not participate in that Offering Period or any subsequent Offering Period unless such employee enrolls in the Plan by submitting the subscription agreement with the payroll department not later than the last day of the enrollment period for such Offering Date (or such later time for submitting the subscription agreement as may be set by the Committee for all eligible employees with respect to such subsequent Offering Period). Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to submit any additional subscription agreements in order to continue participation in the Plan. Any participant whose option expires and who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period. Continued participation in subsequent Offering Periods pursuant to an automatic re-enrollment shall be governed by the terms and conditions of the Plan and any subscription agreement in effect at the beginning of such Offering Period, subject to the participant’s right to withdraw from the Plan in accordance with the provisions of Section 11. A participant in the Plan may participate in only one Offering Period at any time.
In jurisdictions where payroll deductions are not permitted under local law, the eligible employees may participate in the Plan by making contributions in the form that is acceptable and approved by the Committee.
7. Grant of Option on Enrollment. Enrollment by an eligible employee in the Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such employee of an option to purchase on each Purchase Date up to that number of shares of Common Stock of the Company determined by dividing the amount accumulated in such employee’s payroll deduction account during such Purchase Period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Offering Date (the “Entry Price”), and (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock on the Purchase Date; provided, however, that the number of shares of the Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (a) the maximum number of shares set by the Committee pursuant to Section 10(c) below with respect to all Purchase Periods within the applicable Offering Period or Purchase Period, and (b) a number of shares equal to 200% of the number of shares of Common Stock that could be purchased assuming a purchase price per share equal to 85% of the fair market value of a share of the Common Stock on the Offering Date, provided that this limit shall apply only to the extent the fair market value of a share of the Common Stock on the Purchase Date is less than 50% of the fair market value of the Common Stock on the Offering Date. Fair market value of a share of the Common Stock shall be determined as provided in Section 8 hereof.

8. Purchase Price. The purchase price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:
(a) the fair market value on the Offering Date, or
(b) the fair market value on the Purchase Date.
For purposes of the Plan, the term “fair market value” on a given date shall mean the value of a share of the Common Stock determined as follows: (i) if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported on the Nasdaq website; (ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal; (iii) if such Common Stock is publicly traded but is neither quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or (iv) if none of the foregoing is applicable, by the Committee in good faith in compliance with applicable law. Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-U.S. law and for such other purposes as the Committee deems appropriate, fair market value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
9. Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.
(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Purchase Period. The deductions are made as a percentage of the employee’s Compensation (as defined below) in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). “Compensation” shall mean base salary, commissions, overtime, performance bonuses, discretionary bonuses, stay bonuses, referral bonuses, sabbatical cash outs, shift differentials, and such other forms of compensation as the Committee, in the exercise of its discretion under the Plan, may designate as subject to payroll deductions for purposes of the Plan. Notwithstanding the foregoing, Compensation shall not include car benefits or allowances, any other allowances, reimbursements, income derived from stock options, equity-based compensation, or payments made in connection with termination (including, but not limited to, holiday accrual cash outs, severance pay, separation pay, or ex gratia payments). Payroll deductions shall commence with the first pay period following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.
(b) A participant may lower (but not increase) the rate of payroll deductions during a Purchase Period by submitting with the payroll department a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than 15 days after the payroll department’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one change may be made effective during any Purchase Period. A participant may increase or lower the rate of payroll deductions for any subsequent Purchase Period by submitting with the payroll department a new authorization for payroll deductions not later than the first (1st) day of the month before the beginning of such Purchase Period.
(c) Subject to the laws of the local jurisdiction, all payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company; no interest accrues on the payroll deductions. Subject to the laws of the local jurisdiction, all payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
(d) On each Purchase Date, as long as the Plan remains in effect and provided that the participant has not submitted, before that date, a signed and completed withdrawal form which notifies the Company that the participant wishes to withdraw from that Offering Period under the Plan and have all payroll deductions accumulated in the account maintained on behalf of the participant as of that date returned to the participant, the Company shall apply the funds then in the participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of shares shall be refunded to such participant in cash. In the event that the Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.
(e) As promptly as practicable after the Purchase Date, the shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at the broker designated by the Company to establish accounts for Common Stock purchased under the Plan by participants.

(f) During a participant’s lifetime, such participant’s option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.
10. Limitations on Shares to be Purchased.
(a) No employee shall be entitled to purchase stock under the Plan at a rate which, when aggregated with the employee’s rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds US$25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.
(b) In the event the fair market value of a share of the Common Stock on the Purchase Date is less than 50% of the fair market value of the Common Stock on the Offering Date, no more than a number of shares of Common Stock equal to 200% of the number of shares of Common Stock that could be purchased assuming a purchase price equal to 85% of the fair market value of a share of the Common Stock on the Offering Date may be purchased by a participant on any single Purchase Date.
(c) No employee shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Not less than thirty days prior to the commencement of any Purchase Period, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (hereinafter the “Maximum Share Amount”). In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(b) above. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount not less than fifteen (15) days prior to the commencement of the next Purchase Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Purchase Dates and Purchase Periods unless revised by the Committee as set forth above.
(d) If the number of shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of shares then available for issuance under the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a participant’s option to each employee affected thereby.
(e) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the Offering Period.
11. Withdrawal.
(a) Each participant may withdraw from an Offering Period under the Plan by signing and submitting to the payroll department a notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period.
(b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee and the employee’s interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, the employee may not resume participation in the Plan during the same Offering Period, but the employee may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by submitting a new authorization for payroll deductions in the same manner as set forth above for initial participation in the Plan. However, if the participant is an “insider” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he or she shall not be eligible to participate in any Offering Period under the Plan which commences less than six (6) months from the date of withdrawal from the Plan.
(c) A participant may participate in the current Purchase Period under an Offering Period (the “Current Offering Period”) and enroll in the Offering Period commencing after such Purchase Period (the “New Offering Period”) by (i) withdrawing from participation in the Current Offering Period effective as of the last day of a Purchase Period within that Offering Period and (ii) enrolling in the New Offering Period. Such withdrawal and enrollment shall be effected by submitting to the payroll department at least fifteen (15) days prior to the end of a Purchase Period such form or forms as are provided for such purposes.
12. Termination of Employment. Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee, terminates the employee’s participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the employee or, in the case of the employee’s death, to the employee’s legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company (or any Designated Subsidiary) in the case of sick leave, military leave, or any other bona fide leave of absence approved by the Company; provided that such leave is for a period of not more than three months, or if longer, the right to reemployment upon the expiration of such leave is guaranteed by contract or statute. Unless otherwise determined by the Committee or required by applicable law, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Subsidiary shall not be treated as having terminated employment for purposes of participating in the Plan or an offering; however, if a participant transfers from participating in a Section 423 component of the Plan to a non-423 component of the Plan, the exercise of the participant’s purchase right will be non-qualified under the non-Section 423 component of the Plan. If a participant transfers from a non-Section 423 component of the Plan to a Section 423 component of the Plan, the exercise of the participant’s purchase right will remain non-qualified under the non-Section 423 component. The Committee may establish additional or different rules to govern transfers of employment for purposes of participation in the Plan or an offering, consistent with the applicable requirements of Section 423 of the Code.
13. Return of Payroll Deductions. In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to the employee’s account. No interest shall accrue on the payroll deductions of a participant in the Plan, unless otherwise required by the laws of a local jurisdiction.
14. Capital Changes. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.
In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise the participant’s option as to all of the optioned stock, which would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of twenty (20) days from the date of such notice, and the option will terminate upon the expiration of such period.
The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.
15. Nonassignability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
16. Reports. Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Purchase Period a report of the participant’s account setting forth the total payroll deductions accumulated, the number of shares purchased and the per share price thereof.
17. Notice of Disposition. Each participant shall notify the Company if the participant disposes of any of the shares purchased in any Offering Period pursuant to the Plan. The Company may require that shares of Common Stock issued pursuant to the Plan be retained in the brokerage or Plan share account established by the Company in connection with the Plan, and/or may establish procedures to permit tracking of dispositions of Shares.

18. No Rights to Continued Employment. Neither the Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
19. Equal Rights and Privileges. All eligible employees who are offered to participate in the same offering of a Section 423 component of the Plan shall have equal rights and privileges with respect to the same offering under the Plan. The Section 423 component of the Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of the Section 423 component of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in the Plan.
20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21. Stockholder Approval of Amendments. Any required approval of the stockholders of the Company for an amendment shall be solicited at or prior to the first annual meeting of stockholders held subsequent to the grant of an option under the Plan as then amended to an officer or director of the Company. If such stockholder approval is obtained at a duly held stockholders’ meeting, it must be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company represented and voting at the meeting, or if such stockholder approval is obtained by written consent, it must be obtained by the majority of the outstanding shares of the Company; provided, however, that approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Section 423 component of the Plan under Section 423 of the Code or Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”).
22. Designation of Beneficiary.
(a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.
(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
24. Applicable Law. Except as otherwise expressly required under the laws of a country, the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of Delaware, United States of America, without regard to its conflicts of laws. Should any provision of this Plan be determined by a court of competent jurisdiction to be unlawful or unenforceable for a country, such determination shall in no way affect the application of that provision in any other country, or any of the remaining provisions of the Plan.
25. Amendment or Termination of the Plan. The Plan shall be effective on the day after the effective date of the Company’s Registration Statement filed with the Securities Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares issuable under the Plan (the “Effective Date”), subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board, and the Plan shall continue until the earlier to occur of termination by the Board, or issuance of all of the shares of Common Stock reserved for issuance under the Plan. The Board may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:
(a) Increase the number of shares that may be issued under the Plan;
(b) Change the designation of the employees (or class of employees) eligible for participation in the Plan; or
(c) Constitute an amendment for which stockholder approval is required in order to comply with Rule 16b-3 (or any successor rule) of the Exchange Act.
26. Rules for Foreign Jurisdictions.
(a) The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the law and procedures of foreign jurisdictions. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements.
(b) The Committee may also adopt rules, procedures or sub-plans applicable to particular subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superceded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Code Section 423, such sub-plan shall be considered part of the non-Section 423 component of the Plan, and options granted thereunder shall not be considered to comply with Code Section 423.
27. Designation of Subsidiaries. The Committee shall designate from among the Subsidiaries, as determined from time to time, the Subsidiary or Subsidiaries whose employees shall be eligible to participate in the Plan, and shall determine whether a U.S. Subsidiary shall participate in the Section 423 component or non-Section 423 component of the Plan and shall determine whether any other Subsidiary shall participate in the non-Section 423 component of the Plan. The Committee may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the Company’s stockholders.